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                                                                  Exhibit 21



               SUBSIDIARIES OF THE REGISTRANT


      Acclaim Cable Holdings, Inc.                      Delaware
      Acclaim Coin-Operated Entertainment, Inc.         Delaware
      Acclaim Comics, Inc.                              Delaware
      Acclaim Distribution, Inc.                        Delaware
      Acclaim Corporate Center I, Inc.                  New York
      LJN Toys, Ltd.                                    New York
      Oyster Bay Warehouse Corp.                        New York
      Acclaim Redemption Games, Inc.                    California
      Iguana Entertainment, Inc.                        Texas
      Acclaim Studios - Salt Lake City, Inc.            Utah
      Acclaim Japan, Ltd.                               Japan
      Acclaim Entertainment Canada, Ltd.                Canada
      Acclaim Entertainment Espana SA                   Spain
      Acclaim Entertainment G.m.b.H.                    Germany
      Acclaim Entertainment, SA                         France
      Acclaim Entertainment, Ltd.                       United Kingdom
      Iguana Entertainment Ltd.                         United Kingdom
      Probe Entertainment Limited                       United Kingdom
      Acclaim Redemption Games Limited                  U.S. Virgin Islands
      Acclaim Character Animation, L.P.                 Delaware
      ACA Holdings, Inc.                                Delaware
      Acclaim Europe Ltd.                               United Kingdom
      Annodeus Inc.                                     Delaware
      TNM Holdings, Inc.                                Delaware
      Annodeus G.m.b.H.                                 Germany
      Annodeus S.A.                                     France
      Annodeus Limited                                  United Kingdom